                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 24, 1999

                          Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

            DELAWARE                                    76-0542208
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)


                             515 Post Oak Boulevard
                                    Suite 450
                                 Houston, Texas         77027-9408
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

ITEM 5.  OTHER EVENTS

         Integrated Electrical Services, Inc., a Delaware corporation (the "Company") is a leading national provider of electrical contracting and maintenance services, focusing primarily on the commercial, industrial, residential, powerline and information technology markets. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of businesses acquired or to be acquired, the Company is filing this Current Report containing the following audited and pro forma financial statements.

         (a)       Financial Statements of Business Acquired
                   See Pages 1 through 15

         (b)       Pro Forma Financial Statements
                   See Pages 16 through 20

                          INDEPENDENT AUDITORS' REPORT


To The Stockholders and Board of Directors of
Federal Communications Contractors, Inc.

We have audited the accompanying balance sheet of Federal Communications Contractors, Inc. as of December 31, 1998, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal Communications Contractors, Inc. as of December 31, 1998, and the results of its operations, changes in stockholders' equity, and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


Semple & Cooper, LLP
Certified Public Accountants

Phoenix, Arizona
August 5, 1999

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                                 BALANCE SHEETS
                      December 31, 1998 and March 31, 1999

                                     ASSETS

                                                                         (UNAUDITED)
                                                       December 31,        March 31,
                                                           1998              1999
                                                       ------------      ------------
Current Assets:
   Cash and cash equivalents (Note 1)                  $     14,387      $     48,624
   Accounts receivable - trade, net of
     allowance for doubtful accounts
     (Notes 1 and 2)                                      3,606,737         3,677,122
   Accounts receivable - other                                3,324            48,687
   Inventory (Note 1)                                       443,259           477,612
   Prepaid expenses                                          44,595            81,501
   Costs and estimated earnings in
     excess of billings on uncompleted
     contracts (Notes 1 and 3)                              306,561           542,020
                                                       ------------      ------------

          Total Current Assets                            4,418,863         4,875,566
                                                       ------------      ------------

Property and Equipment:
  (Notes 1, 4 and 6)
    Equipment and tools                                     400,847           400,847
    Leasehold improvements                                   87,240            87,240
    Office furniture and equipment                          516,459           547,422
    Vehicles                                                 40,805            40,805
    Construction in progress                                 34,878           127,059
                                                       ------------      ------------
                                                          1,080,229         1,203,373
    Less: accumulated depreciation                         (704,577)         (735,098)
                                                       ------------      ------------

                                                            375,652           468,275
                                                       ------------      ------------
Other Assets:
   Cash surrender value of life insurance                    15,073            15,073
   Refundable deposits                                       37,231            22,150
   Notes receivable                                          22,009            22,009
                                                       ------------      ------------

                                                             74,313            59,232
                                                       ------------      ------------

        Total Assets                                   $  4,868,828      $  5,403,073
                                                       ============      ============


                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                           BALANCE SHEETS (Continued)
                      December 31, 1998 and March 31, 1999

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                              (UNAUDITED)
                                                            December 31,       March 31,
                                                                1998             1999
                                                            ------------     ------------
Current Liabilities:
   Notes payable (Note 4)                                   $    941,565     $  1,320,494
   Capital lease obligations - current
     portion (Notes 1 and 6)                                      34,456           33,103
   Accounts payable - trade                                    1,008,411        1,062,600
   Accrued wages and vacation pay                                545,134          594,092
   Deferred revenue                                               59,522           25,900
   Other accrued expenses                                         67,288           99,251
   Income taxes payable - current (Note 1)                         6,067            5,212
   Billings in excess of costs and
     estimated earnings on uncompleted
       contracts (Notes 1 and 3)                                 191,205          203,360
   Accrued interest                                                  436              940
                                                            ------------     ------------

          Total Current Liabilities                            2,854,084        3,344,952


Long-Term Liabilities:
   Notes payable to stockholders (Note 5)                        240,000          240,000
   Capital lease obligations - long-term
     portion (Notes 1 and 6)                                       8,629            5,795
                                                            ------------     ------------

          Total Liabilities                                    3,102,713        3,590,747
                                                            ------------     ------------

Commitments and Contingency: (Note 7)                                 --               --

Stockholders' Equity: (Note 9)
   Common stock - no par value; 1,000,000 shares
     authorized; 200 shares issued and outstanding                   200              200
   Retained earnings                                           1,765,915        1,812,126
                                                            ------------     ------------

        Total Stockholders' Equity                             1,766,115        1,812,326
                                                            ------------     ------------

        Total Liabilities and Stockholders' Equity          $  4,868,828     $  5,403,073
                                                            ============     ============



                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                    For The Year Ended December 31, 1998 and
            For The Three Month Periods Ended March 31, 1999 and 1998

                                                                             (UNAUDITED)
                                                  December 31,        March 31,         March 31,
                                                      1998              1999              1998
                                                  ------------      ------------      ------------
Revenues                                          $ 23,287,315      $  4,459,099      $  5,239,646

Cost of Revenues                                    18,297,216         3,443,403         4,353,155
                                                  ------------      ------------      ------------

Gross Profit                                         4,990,099         1,015,696           886,491

Selling and Administrative Expenses                  3,479,540           781,887           872,936
                                                  ------------      ------------      ------------

Income from Operations                               1,510,559           233,809            13,555
                                                  ------------      ------------      ------------
Other Income (Expense):
   Interest expense                                   (130,174)          (26,161)          (21,798)
   Interest income                                       4,897               602             1,610
   Gain (loss) on sale of assets                          (400)            1,000                --
   Other income                                         36,713             1,052            11,898
                                                  ------------      ------------      ------------

                                                       (88,964)          (23,507)           (8,290)
                                                  ------------      ------------      ------------

Net Income before Provision for
  Income Taxes                                       1,421,595           210,302             5,265
                                                  ------------      ------------      ------------
Provision for Income Tax Expense
  - current (Note 1)                                    22,896             2,089                --
                                                  ------------      ------------      ------------

Net Income                                           1,398,699           208,213             5,265

Retained Earnings at Beginning of Period             1,451,081         1,765,915         1,451,081

Dividends paid                                      (1,083,865)         (162,002)          (48,000)
                                                  ------------      ------------      ------------

Retained Earnings at End of Period                $  1,765,915      $  1,812,126      $  1,408,346
                                                  ============      ============      ============


                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                            STATEMENTS OF CASH FLOWS
                    For The Year Ended December 31, 1998 and
            For The Three Month Periods Ended March 31, 1999 and 1998

                                                                             (UNAUDITED)
                                                  December 31,        March 31,         March 31,
                                                      1998              1999              1998
                                                  ------------      ------------      ------------
Increase (Decrease) in Cash and Cash
  Equivalents:
Cash flows from operating activities:
   Cash received from customers                   $ 23,544,651      $  4,366,818      $  5,040,031
   Cash paid to suppliers and employees            (22,608,287)       (4,395,179)       (5,156,014)
   Interest paid                                      (130,898)          (25,657)          (22,059)
   Interest received                                     4,897               602             1,610
   Income taxes paid                                   (21,503)           (2,944)          (16,364)
                                                  ------------      ------------      ------------
      Net cash provided (used) by
        operating activities                           788,860           (56,360)         (152,796)
                                                  ------------      ------------      ------------
Cash flows from investing activities:
   Proceeds from sale of property and
     equipment                                           1,200             1,000                --
   Purchase of property and equipment                 (114,781)         (123,144)          (15,140)
   Collections on notes receivable                      29,875                --             7,135
                                                  ------------      ------------      ------------
          Net cash used by
            investing activities                       (83,706)         (122,144)           (8,005)
                                                  ------------      ------------      ------------
Cash flows from financing activities:
   Proceeds from notes payable                      11,452,006         2,089,874         2,353,201
   Repayment of notes payable to
     stockholders                                     (240,000)               --                --
   Repayment of notes payable                      (10,883,344)       (1,710,944)       (2,235,868)
   Repayment of capital lease
     obligations                                       (53,102)           (4,187)          (13,081)
   Dividends paid                                   (1,083,865)         (162,002)          (48,000)
                                                  ------------      ------------      ------------
          Net cash provided (used) by
            financing activities                      (808,305)          212,741            56,252
                                                  ------------      ------------      ------------
Net increase (decrease) in cash and
  cash equivalents                                    (103,151)           34,237          (104,549)

Cash and cash equivalents at beginning
  of period                                            117,538            14,387           117,538
                                                  ------------      ------------      ------------
Cash and cash equivalents at end of
  period                                          $     14,387      $     48,624      $     12,989
                                                  ============      ============      ============


                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                      STATEMENTS OF CASH FLOWS (Continued)
                    For The Year Ended December 31, 1998 and
            For The Three Month Periods Ended March 31, 1999 and 1998

                                                                             (UNAUDITED)
                                                  December 31,        March 31,         March 31,
                                                      1998              1999              1998
                                                  ------------      ------------      ------------
Reconciliation of Net Income to Net Cash
  Provided by Operating Activities:

Net Income                                        $  1,398,699      $    208,213      $      5,265
                                                  ------------      ------------      ------------
   Adjustments to reconcile net income
     to net cash provided by operating
     activities:
       Depreciation                                    128,228            30,520            31,084
       (Gain) loss on sale of assets                       400            (1,000)               --

   Changes in Assets and Liabilities:
     Accounts receivable
       - trade                                         245,512           (70,385)          (94,793)
       - other                                           9,618           (45,363)          (95,229)
     Inventory                                           6,665           (34,353)          (15,312)
     Prepaid expenses                                   40,898           (36,906)           76,156
     Costs and estimated earnings in
       excess of billings on
         uncompleted contracts                         (15,468)         (235,459)           (8,678)
     Cash surrender value of life
       insurance                                        (1,393)               --                --
     Refundable deposits                                (6,219)           15,081             1,047
     Accounts payable - trade                         (402,950)           54,189           175,927
     Accrued wages and vacation pay                   (222,440)           48,958          (136,709)
     Deferred revenue                                  (31,603)          (33,622)           (8,392)
     Other accrued expenses                            (87,837)           31,963           (53,176)
     Accrued interest                                     (724)              504              (261)
     Income taxes payable - current                      1,393              (855)          (16,364)
     Billings in excess of costs
       and estimated earnings on
         uncompleted contracts                        (273,919)           12,155           (13,361)
                                                  ------------      ------------      ------------

                                                      (609,839)         (264,573)         (158,061)
                                                  ------------      ------------      ------------
Net cash provided (used) by operating
  activities                                      $    788,860      $    (56,360)     $   (152,796)
                                                  ============      ============      ============


                   The Accompanying Notes are an Integral Part
                           of the Financial Statements

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                          NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates:

           Operations:

           Federal Communications Contractors, Inc. is a Corporation which was duly formed and organized under the laws of the State of Arizona on June 21, 1984. The principal business purpose of the Corporation is to sell, service and install computer and telephone cabling. The Company operates throughout the southwestern United States.

           Pervasiveness of Estimates:

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           Revenue and Cost Recognition:

           Revenues from fixed-price and modified fixed-price contracts are recognized on the percentage-of-completion method, using the cost-to-cost method applied to major job categories (labor, material, overhead) of individual contracts. Direct costs include, amongst other things, direct labor, supervision, equipment, rent, subcontracting, direct materials, and direct overhead. General and administrative expenses are accounted for as period costs and are, therefore, not included in the calculation of the estimate to complete contracts in progress. Material project losses are provided for in their entirety without reference to their percentage of completion. As contracts can extend over one or more accounting periods, revisions in costs and earnings estimated during the course of the work are reflected during the accounting period in which the facts that require such revisions become known.

           Cash and Cash Equivalents:

           The Company considers all highly liquid debt instruments purchased with an initial maturity of three (3) months or less to be cash equivalents.

           Accounts Receivable - Trade:

           The Company provides for potentially uncollectible accounts receivable by use of the allowance method. The allowance is provided based upon a review of the individual accounts outstanding, and prior history of uncollectible accounts receivable. At December 31, 1998 and March 31, 1999, allowances in the amounts of $55,750, and $66,895 (unaudited), respectively, have been provided for potentially uncollectible accounts receivable. Unbilled accounts receivable represent incurred costs under cost-reimbursement type contracts and amounts arising from routine lags in billing.

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

           Inventory:

           Inventory consists primarily of materials and supplies not charged to specific installations or service contracts. Inventory is stated at the lower of cost, first-in, first-out method, or market. Inventory quantities are maintained on a perpetual system with periodic physical counts of inventory on hand.

           Property and Equipment:

           Property and equipment are recorded at cost. Depreciation is provided based on the accelerated and straight-line methods over the estimated useful lives of the assets. Maintenance and repairs that neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Betterments or renewals are capitalized as incurred. For the year ended December 31, 1998 and for the three month periods ended March 31, 1999 and 1998, depreciation expense was $128,228, $30,520 (unaudited) and $31,084 (unaudited), respectively.

           Capital Lease Obligations:

           The Company is the lessee of equipment under various capital lease agreements. The assets and liabilities under the capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the assets. The assets are depreciated over their estimated productive lives. Depreciation of the assets under the capital lease agreements is included in depreciation expense for the year ended December 31, 1998 and for the three month periods ended March 31, 1999 (unaudited) and 1998 (unaudited).

           Income Taxes:

           Effective July 1, 1997, the Company elected to be treated as an S corporation for income tax purposes. As an S corporation, all income is taxable to the stockholders, and the corporation incurs no federal income tax liability. The income tax liability at December 31, 1998 and March 31, 1999 (unaudited), consists of state income taxes due to states that assess income taxes on S Corporations.

           Advertising Expense:

           Advertising costs are expensed as incurred. For the year ended December 31, 1998 and for the three month periods ended March 31, 1999 and 1998, advertising expense was $30,647, $5,303 (unaudited) and $9,637 (unaudited).

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

1. Summary of Significant Accounting Policies, Nature of Operations and Use of Estimates: (Continued)

           Interim Financial Information:

           The interim financial statements for the three month periods ended March 31, 1999 and 1998 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair representation of the results of the interim period. The results of operations for the three month period ended March 31, 1999, are not necessarily indicative of the results for the entire year.

           Year 2000 Issue:

           Like other companies, Federal Communications Contractors, Inc. could be adversely affected if the computer systems we, our suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment, elevators, etc. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the Company's operations.

2.         Accounts Receivable - Trade:

           At December 31, 1998 and March 31, 1999 (unaudited), accounts receivable - trade consist of the following:

                                                             (UNAUDITED)
                                          December 31,        March 31,
                                              1998              1999
                                          ------------      ------------
Contracts in progress                     $    944,194      $    457,616
Completed contracts                          1,990,593         2,150,919
Retentions receivable                           26,865            31,860
Unbilled accounts receivable                   700,835         1,103,622
                                          ------------      ------------
                                             3,662,487         3,744,017
Less: allowance for doubtful
             accounts receivable               (55,750)          (66,895)
                                          ------------      ------------
                                          $  3,606,737      $  3,677,122
                                          ============      ============

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

3.         Contracts in Progress:

           At December 31, 1998 and March 31, 1999 (unaudited), billings in excess of costs and estimated earnings and costs and estimated earnings in excess of billings on uncompleted contracts consist of the following:

                                                                           (UNAUDITED)
                                                         December 31,       March 31,
                                                            1998              1999
                                                        ------------      ------------
           Costs incurred on uncompleted
             contracts                                  $  1,798,181      $  2,178,318
           Profit earned to date                             358,233           393,216
                                                        ------------      ------------
                                                           2,156,414         2,571,534
           Less: billings to date                         (2,041,058)       (2,232,874)
                                                        ------------      ------------

                                                        $    115,356      $    338,660
                                                        ============      ============

           Included in the accompanying balance sheet under the following captions:

                                                                           (UNAUDITED)
                                                    December 31,            March 31,
                                                        1998                  1999
                                                    ------------          ------------
           Costs and estimated earnings in
             excess of billings on
               uncompleted contracts                $    306,561          $    542,020

           Billings in excess of costs and
             estimated earnings on
               uncompleted contracts                    (191,205)             (203,360)
                                                    ------------          ------------
                                                    $    115,356          $    338,660
                                                    ============          ============

4.         Notes Payable:

           At December 31, 1998 and March 31, 1999 (unaudited), notes payable consist of the following:

                                                                                                              (UNAUDITED)
                                                                                          December 31,         March 31,
                                                                                             1998                 1999
                                                                                         ------------         ------------
           Note payable to Heritage Bank on a $2,000,000 revolving line of credit, with interest at prime plus one-half percent (.5%), expiring
           May 31, 1999; collateralized by various corporate assets and
           guaranteed by corporate stockholders                                          $    894,330         $  1,274,203

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

4.         Notes Payable: (Continued)

                                                                                                            (UNAUDITED)
                                                                                     December 31,            March 31,
                                                                                        1998                   1999
                                                                                     -----------            ----------
           Note payable to Heritage Bank on a $300,000 line of credit, with interest at prime plus one percent (1.0%), expiring March 31, 1999;
           collateralized by various corporate assets and guaranteed by
           corporate stockholders.                                                       45,000                 45,000

           8.5% note payable to Safeway Credit Union in monthly installments of
           $329, including principal and interest through July, 1999;
           collateralized by a vehicle.                                                   2,235                  1,291
                                                                                     ----------             ----------
                                                                                        941,565              1,320,494
           Less: current portion of long-term
                   notes payable                                                       (941,565)            (1,320,494)
                                                                                     ----------             ----------
                                                                                     $     -                $     -
                                                                                     ==========             ==========

5.         Related Party Transactions:

           Notes Payable to Stockholders:


           At December 31, 1998 and March 31, 1999 (unaudited), notes payable to stockholders consist of the following:

                                                                      (UNAUDITED)
                                                     December 31,      March 31,
                                                        1998             1999
                                                    ------------     ------------
           7% note payable to a stockholder,
           due September 1, 2002, interest
           payable annually                         $    120,000     $    120,000

           7% note payable to a stockholder,
           due September 1, 2002, interest
           payable annually                              120,000          120,000
                                                    ------------     ------------
                                                    $    240,000     $    240,000
                                                    ============     ============

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

6.         Capital Lease Obligations:

           The Company is the lessee of equipment with an aggregate cost of $179,649 under various capital lease agreements which expire through September, 2000.

           As of December 31, 1998 and March 31, 1999 (unaudited), minimum future lease payments due under the capital lease agreements for the next two (2) years, are as follows:

                                                                                (UNAUDITED)
                                                         Years Ending           Years Ending
                                                         December 31,            March 31,
                                                          ---------              ---------
                      1999                                $  36,368              $      --
                      2000                                    8,841                 34,806
                      2001                                       --                  5,894
                                                          ---------              ---------
           Total minimum lease payments                      45,209                 40,700
           Less: amount representing
                   interest                                  (2,124)                (1,802)
                                                          ---------              ---------
           Present value of net minimum
             lease payments                                  43,085                 38,898
           Less: current maturities of
                   capital lease obligations                (34,456)               (33,103)
                                                          ---------              ---------
           Non-current maturities of capital
             lease obligations                            $   8,629              $   5,795
                                                          =========              =========

           The interest rates under the capital leases are imputed based on the lower of the Company's incremental borrowing rate at the inception of the lease or the lessor's implicit rate of return. The interest rates for the capital lease agreements range between six percent (6%) and twenty-five percent (25%).

7.         Commitments and Contingency:

           Commitments:

           The Company is currently leasing office and warehouse space in Tempe, Arizona and Salt Lake City, Utah under non-cancellable operating lease agreements expiring through December, 2001.

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

7.         Commitments and Contingency: (Continued)

           A schedule of future minimum lease payments due on the above non-cancellable operating lease agreements for each of the next four (4) years, is as follows:

                                                                  (UNAUDITED)
                                           Years Ending           Years Ending
                                           December 31,            March 31,
                                           ------------           ------------
                          1999             $  113,050             $       --
                          2000                110,545                133,534
                          2001                  9,328                119,316
                          2002                     --                 26,508
                                           ------------           ------------

                                           $  232,923             $  279,358
                                           ============           ============

           Rent expense under the aforementioned operating lease agreements for the year ended December 31, 1998 and for the three month periods ended March 31, 1999 and 1998 (unaudited) was $126,959, $32,674 and
           $31,318, respectively.

           In addition, the Company is currently leasing nineteen (19) vehicles and various office equipment under non-cancellable operating lease agreements expiring through July, 2002.

           A schedule of future minimum lease payments due on the above vehicles and various office equipment operating lease agreements for each of the next five (5) years, is as follows:

                                                                          (UNAUDITED)
                                                   Years Ending           Years Ending
                                                   December 31,            March 31,
                                                   ------------           ------------
                          1999                     $   86,228             $       --
                          2000                         86,228                 98,023
                          2001                         82,258                 95,819
                          2002                         39,341                 83,637
                          2003                             --                 20,940
                                                   ------------           ------------
                                                   $  294,055             $  298,419
                                                   ============           ============

           Rental expense under the aforementioned operating lease agreements for the year ended December 31, 1998 and for the three month periods ended March 31, 1999 and 1998 (unaudited) was $82,371, $12,194, and
           $7,950, respectively.

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

7.         Commitments and Contingency: (Continued)

           Contingency:

           The Company has a contingent tax liability arising from the conversion to a Sub-Chapter S corporation, pursuant to the built in gain provisions of Internal Revenue Code Section 1374. It is management's opinion that the Company is unlikely to incur any such liability.

8.         Profit Sharing Plan:

           The Company implemented a profit sharing plan effective July 1, 1987, covering substantially all full-time employees. The Plan is designed as a 401(K) profit sharing plan, in which employees are permitted to make voluntary contributions to the Plan. The Company can make an additional contribution to the Plan, which amount is at the discretion of the Board of Directors, and is subject to certain limitations.

           For the year ended December 31, 1998 and for the three month periods ended March 31, 1999 and 1998 (unaudited), discretionary contributions of $48,842, $29,704, and $0, respectively, were made to the Plan.

9.         Stock Purchase Agreement:

           On November 4, 1987, the Corporation and the corporate stockholders entered into a Stock Purchase Agreement providing for the purchase of the corporate stock in the event of the death of a stockholder. The acquisition price will be based upon the most recent annual certificate of valuation, as adjusted. The Stock Purchase Agreement is to be partially funded by the proceeds from life insurance policies.

10.        Significant Customers:

           For the year ended December 31, 1998, the Company had four (4) customers which accounted for forty-nine percent (49%) of total sales volume. At December 31, 1998, the accounts receivable due from these customers represented thirty percent (30%) of total accounts receivable.

           For the three month period ended March 31, 1999 (unaudited), the Company had five (5) customers which accounted for fifty-four percent (54%) of total sales volume. At March 31, 1999, the accounts receivable due from these customers represented forty-seven percent (47%) of total accounts receivable.

           For the three month period ended March 31, 1998 (unaudited), the Company had four (4) customers which accounted for sixty-five percent (65%) of total sales volume. At March 31, 1998, the accounts receivable due from these customers represented seventy percent (70%) of total accounts receivable.

                    FEDERAL COMMUNICATIONS CONTRACTORS, INC.
                    NOTES TO FINANCIAL STATEMENTS (Continued)

11.        Subsequent Event:

           On June 2, 1999, all of the outstanding stock of the Company was acquired by Integrated Electrical Services, Inc. Upon the sale of the stock, the Company was merged into FCG Acquisition Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Integrated Electrical Services, Inc.

ITEM 7.           (B)   PRO FORMA FINANCIAL INFORMATION

                      INTEGRATED ELECTRICAL SERVICES, INC.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

         The unaudited pro forma balance sheet reflects the acquisition by Integrated Electrical Services, Inc. ("IES"), of six electrical contracting and maintenance businesses acquired or which are probable of being acquired from July 1, 1999 through September 21, 1999 (the "September Quarter Acquisitions"), as if they had occurred on June 30, 1999. The unaudited pro forma statements of operations for the year ended September 30, 1998, presents the statement of operations data to give effect to the 75 electrical contracting and maintenance companies and related entities (including the 16 companies acquired concurrent with IES' IPO) acquired or which are probable of being acquired through September 21, 1999 (the "Previously Closed Acquisitions"), Federal Communications Contractors, Inc. ("FCG") and the related pro forma adjustments as if they had occurred on October 1, 1997. The unaudited pro forma statement of operations for the nine months ended June 30, 1999, presents the statement of operations data to give effect to the Previously Closed Acquisitions, FCG and the related pro forma adjustments as if they had occurred on October 1, 1998.

         IES has analyzed the savings that it expects to realize from reductions in salaries, bonuses and certain benefits to the owners. To the extent the owners of the Acquisitions have contractually agreed to changes in salary, bonuses, benefits and lease payments, these changes have been reflected in the unaudited pro forma combined statement of operations.

         Certain pro forma adjustments are based on preliminary estimates, available information and certain assumptions that Company management deems appropriate and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what IES's combined financial position or results of operations would actually have been if such transactions in fact had occurred on these dates and are not necessarily representative of IES's combined financial position or results of operations for any future period. Since the acquired entities were not under common control or management prior to their acquisitions by IES, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto included in the company's Annual Report for the year ended September 30, 1998 filed on Form 10-K. See also "Risk Factors" included elsewhere therein.

                      INTEGRATED ELECTRICAL SERVICES, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1999
                                 (IN THOUSANDS)

                                                                 SEPTEMBER
                                                  IES AND         QUARTER         PRO FORMA       PRO FORMA
                                                SUBSIDIARIES    ACQUISITIONS     ADJUSTMENTS        TOTAL
                                                ------------    ------------     -----------      ----------
 ASSETS

 CURRENT ASSETS:
   Cash.........................................  $  2,965        $  1,643        $    592         $  5,200
   Receivables, net.............................   238,674          12,900                          251,574
   Inventories, net.............................    12,426             878                           13,304
   Cost and estimated earnings in excess of
       billings on uncompleted contracts........    31,641           1,037                           32,678
    Prepaid expenses and other current assets...     3,742             420                            4,162
                                                  --------        --------        --------         --------
      Total current assets......................   289,448          16,878             592          306,918
RECEIVABLES FROM RELATED PARTIES................       157              10              --              167
GOODWILL, NET...................................   448,334             183          25,167          473,684
PROPERTY AND EQUIPMENT, NET.....................    43,721           2,774              --           46,495
OTHER NONCURRENT ASSETS.........................     8,929             302              --            9,231
                                                  --------        --------        --------         --------
      Total assets..............................  $790,589        $ 20,147        $ 25,759         $836,495
                                                  ========        ========        ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt and current
       maturities of long-term debt.............  $  2,814        $  1,737        $ (1,737)        $  2,814
   Accounts payable and accrued expense.........   110,377           3,867              --          114,244
   Billings in excess of costs and estimated
       earnings on uncompleted contracts........    37,811           2,232              --           40,043
   Income taxes payable.........................     6,312              38              --            6,350
   Other current liabilities....................       624              24              --              648
                                                  --------        --------        --------         --------
      Total current liabilities.................   157,938           7,898          (1,737)         164,099
                                                  --------        --------        --------         --------
LONG-TERM BANK DEBT.............................    42,500              --              --           42,500
OTHER LONG-TERM DEBT, net of current
    maturities..................................     1,094           1,483          20,702           23,279
SENIOR SUBORDINATED NOTES,
    net of $1,170 discount......................   148,830              --              --          148,830
OTHER NON-CURRENT LIABILITIES...................     1,624              28              --            1,652
                                                  --------        --------        --------         --------
      Total liabilities.........................   351,986           9,409          18,965          380,360
STOCKHOLDERS' EQUITY:
   Preferred stock..............................        --              --              --               --
   Common stock.................................       351              64             (50)             365
   Restricted common stock......................        27              --              --               27
   Treasury stock...............................        --              --              --               --
   Additional paid-in capital...................   395,002              58          17,460          412,520
   Retained earnings............................    43,223          10,616         (10,616)          43,223
                                                  --------        --------        --------         --------
      Total stockholders' equity................   438,603          10,738           6,794          456,135
                                                  --------        --------        --------         --------
     Total liabilities and
       stockholders' equity.....................  $790,589        $ 20,147        $ 25,759         $836,495
                                                  ========        ========        ========         ========

                      INTEGRATED ELECTRICAL SERVICES, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1998
                                 (IN THOUSANDS)

                                                         PREVIOUSLY
                                            IES AND        CLOSED                           PRO FORMA         PRO FORMA
                                         SUBSIDIARIES   ACQUISITIONS        FCG            ADJUSTMENTS          TOTAL
                                         ------------  -------------  ----------------    --------------    ---------------
REVENUES...............................  $    386,721  $     755,744  $         24,002   $            --    $     1,166,467
COST OF SERVICES.......................       306,052        604,911            18,986                --            929,949
                                         ------------  -------------  ----------------    --------------    ---------------
   GROSS PROFIT........................        80,669        150,833             5,016                --            236,518
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES............        47,390        115,451             3,738           (41,756)a          124,823
NON-CASH,  NON-RECURRING
     COMPENSATION CHARGE...............        17,036             --                --           (17,036)b               --
GOODWILL AMORTIZATION..................         3,212             --                --             8,868 c           12,080
                                         ------------  -------------  ----------------    --------------    ---------------
   INCOME FROM OPERATIONS..............        13,031         35,382             1,278            49,924             99,615
OTHER INCOME (EXPENSE):
   Interest expense....................        (1,161)        (1,335)             (115)          (17,398)d          (20,009)
   Interest income.....................           433          1,583                 4            (1,722)d              298
   Other, net..........................           335          1,129                55              (306)c            1,213
                                         ------------  -------------  ----------------    --------------    ---------------
OTHER INCOME (EXPENSE), NET............          (393)         1,377               (56)          (19,426)           (18,498)
INCOME BEFORE INCOME TAXES.............        12,638         36,759             1,222            30,478             81,117
PROVISION FOR INCOME TAXES.............        12,690         15,309                20             7,498 e           35,517
                                         ------------  -------------  ----------------    --------------    ---------------
NET INCOME (LOSS)......................  $        (52) $      21,450  $          1,202    $       23,000    $        45,600
                                         ============  =============  ================    ==============    ===============



EARNING (LOSS) PER SHARE -
          BASIC -                        $       0.00                                                       $          1.17
                                         ============                                                       ===============
          DILUTED -                      $       0.00                                                       $          1.16
                                         ============                                                       ===============
SHARES USED IN THE
   COMPUTATION OF
   EARNINGS (LOSS)
   PER SHARE
          BASIC -                          19,753,060                                                            38,940,554
                                         ============                                                       ===============
          DILUTED -                        19,753,060                                                            39,340,387
                                         ============                                                       ===============

                      INTEGRATED ELECTRICAL SERVICES, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JUNE 30, 1999
                                 (IN THOUSANDS)

                                                         PREVIOUSLY
                                            IES AND        CLOSED                         PRO FORMA           PRO FORMA
                                         SUBSIDIARIES   ACQUISITIONS        FCG          ADJUSTMENTS            TOTAL
                                         ------------  -------------  --------------    -------------      ---------------
REVENUES...............................  $    693,146  $     222,425         $12,016    $         --       $       927,587
COST OF SERVICES.......................       544,798        178,120           9,350             (402)a            731,866
                                         ------------  -------------  --------------    -------------      ---------------
   GROSS PROFIT........................       148,348         44,305           2,666              402              195,721
SELLING, GENERAL, AND
    ADMINISTRATIVE EXPENSES............        77,610         34,557           2,862           (7,964)a            107,065
GOODWILL AMORTIZATION..................         6,457            --              --             2,603 c              9,060
                                         ------------  -------------  --------------    -------------      ---------------
   INCOME FROM OPERATIONS..............        64,281          9,748            (196)           5,763               79,596
OTHER INCOME (EXPENSE):
   Interest expense....................        (9,156)          (824)           (109)          (4,917)d            (15,006)
   Interest income.....................           797            468               2             (470)d                797
   Other, net..........................           484            528              15              --                 1,027
                                         ------------  -------------  --------------    -------------      ---------------
OTHER INCOME (EXPENSE), NET............        (7,875)           172             (92)          (5,387)             (13,182)
INCOME BEFORE INCOME TAXES.............        56,406          9,920            (288)             376               66,414
PROVISION FOR INCOME TAXES.............        23,929          3,713              (5)           1,147 e             28,784
                                         ------------  -------------  --------------    -------------      ---------------
NET INCOME (LOSS)......................  $     32,477  $       6,207  $         (283)   $        (771)     $        37,630
                                         ============  =============  ==============    =============      ===============


EARNING (LOSS) PER SHARE -
          BASIC -                        $       0.99                                                      $          0.97
                                         ============                                                      ===============
          DILUTED -                      $       0.97                                                      $          0.95
                                         ============                                                      ===============
SHARES USED IN THE
   COMPUTATION OF
   EARNINGS (LOSS)
   PER SHARE
          BASIC -                          32,832,083                                                           38,940,554
                                         ============                                                      ===============
          DILUTED -                        33,318,447                                                           39,433,998
                                         ============                                                      ===============

                      INTEGRATED ELECTRICAL SERVICES, INC.

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.       UNAUDITED PRO FORMA BALANCE SHEET:

         The Unaudited Pro Forma Balance Sheet gives effect to the September Quarter Acquisitions which were acquired or are probable of being acquired for total consideration of $37.6 million, including $18.2 million in cash and 1.2 million shares of common stock and FCG which was acquired for total consideration of $7.9 million, including $3.6 million in cash and 0.3 million shares of common stock.

2.       UNAUDITED PRO FORMA STATEMENT OF OPERATIONS:

         The Unaudited Pro Forma Statement of Operations for the year ended September 30, 1998 for IES and Subsidiaries reflects the historical results of Houston-Stafford Electric, Inc. ("Houston-Stafford") as the accounting acquirer (restated for the effect of an acquisition accounted for as a pooling-of-interest combined) the other Founding Companies beginning February 1, 1998, and the Acquired Companies beginning on their respective dates of acquisition.

Pro Forma Adjustments consist of the following:

(a) Reflects the reduction in salaries, bonuses and benefits and lease payments to the owners of the Acquisitions. These reductions in salaries, bonuses and benefits and lease payments have been agreed to in accordance with the terms of employment agreements executed as part of the acquisitions. Such employment agreements are for five years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

(b) Includes the reversal of the $17.0 million non-cash, non-recurring compensation charge in connection with the acquisition of the Founding Companies.

(c) Reflects the amortization of goodwill recorded as a result of these acquisitions over a 40-year estimated life, as well as a reduction in historical minority interest expense attributable to minority interests that were acquired as part of the related acquisitions.

(d) Reflects the reduction of additional interest expense and income on borrowings which will be repaid and collected, respectively, subsequent to the acquisition and the reduction of certain non-recurring other income.

(e) Reflects the incremental provision for federal and state income taxes at a 38.5% overall tax rate, before non-deductible goodwill and other permanent items, related to the other statements of operations adjustments and for income taxes on the pretax income of acquired companies that have historically elected S Corporation tax status.

ITEM 7.           (C)      EXHIBITS

                  23.1     Consent of Semple & Cooper, LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            INTEGRATED ELECTRICAL SERVICES, INC.


                                            By: /s/ STANLEY H. FLORANCE
                                               ---------------------------------
                                                STANLEY H. FLORANCE
                                                SENIOR VICE PRESIDENT AND
                                                  CHIEF FINANCIAL OFFICER


Dated:  September 23, 1999

                                 EXHIBIT INDEX



     Exhibit No.              Description
     -----------              -----------
        23.1           Consent of Semple & Cooper, LLP